Exhibit 99.1

Boston Omaha Corporation Completes Sale of its Surety Insurance Business Unit to CopperPoint Insurance Company

Omaha, Nebraska -- October 26, 2026 -- (BUSINESS WIRE) Boston Omaha Corporation (NYSE:BOC) (“Boston Omaha” or the “Company”) today announced that it has completed the sale of its surety insurance business, operated by General Indemnity Group, LLC (“GIG”), to CopperPoint Insurance Company (“CopperPoint”). The transaction is structured as an all-cash transaction under which CopperPoint acquired all of the outstanding equity interests of GIG.

Terms of the sale have not changed from the deal terms announced when the parties entered into a Securities Purchase Agreement on May 18, 2026.

●	The gross sales price is $84,308,757;
●	Boston Omaha retains all 2,673,831 shares of Sky Harbour Class A common stock (NYSE:SKYH) previously contributed by Boston Omaha to UCS; and
●	Boston Omaha also retained as a final cash dividend of $326,371, representing the remaining cash received by GIG from the sale in January 2026 of its preferred stock position in Breezeway Homes, Inc.

Adam K. Peterson, Boston Omaha’s President and Chief Executive Officer, noted that “We greatly appreciate the leadership of Dave Herman and Bob Thomas in managing the revenue growth, expanding the scope of the surety business and building out our technology portal for brokers over the last several years. We believe that the GIG team’s capabilities combined with CopperPoint’s scale, financial strength, and excellent reputation will position the surety insurance business for continued growth in the future.”

Further information regarding the sale transaction, including a copy of the securities purchase agreement, is available on a Form 8-K filed by Boston Omaha on May 18, 2026 with the U.S. Securities and Exchange Commission. The Form 8-K is available at both www.sec.gov and on Boston Omaha’s website at www.bostonomaha.com. Separately, Boston Omaha is simultaneously with this press release filing a Form 8-K regarding the sale and will be filing an amendment to the Form 8-K by October 29, 2026 containing the pro forma financial information required by Item 2.01 of Form 8-K.

Proceeds from the sale will be held as cash and cash equivalents at Boston Omaha, to be deployed into opportunities as they come about, whether that is within Boston Omaha’s current businesses interests, new investments, and/or to fund the Company’s recently announced $30 million share repurchase plan.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with wholly-owned subsidiaries engaged in outdoor advertising, broadband telecommunications services and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services;; our ability to acquire suitable businesses; our ability to successfully integrate acquired businesses; the risks associated with our investments in both publicly traded securities and privately held businesses; our history of losses and ability to maintain profitability in the future; the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations; and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2025, as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed by the Company, and the other reports the Company files with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that general economic conditions and subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Our investor relations website, https://investor.bostonomaha.com, serves as a comprehensive resource for investors. We strongly encourage its use for easy access to information about the Company. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information, and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

Boston Omaha Corporation
Josh Weisenburger, 402-210-2633
contact@bostonomaha.com

Source: Boston Omaha Corporation